Exhibit 21

Subsidiaries of Registrant

As of December 31, 2010

Name	State or Jurisdiction of Incorporation or Organization

Cass & Co.	Cayman Islands

CDV I Incorporated	Delaware

Comerica AHOC, LLC	Delaware

Comerica Assurance Ltd.	Bermuda

Comerica Bank	Texas

Comerica Bank & Trust, National Association	United States

Comerica Capital Advisors Incorporated	Delaware

Comerica Capital Markets Corporation	Michigan

Comerica Coastal Incorporated	Delaware

Comerica do Brasil Participacoes e Servicos Ltda.	Brazil

Comerica Equities Incorporated	Delaware

Comerica Financial Incorporated (f/k/a/ Comerica AutoLease, Inc.)	Michigan

Comerica Holdings Incorporated	Delaware

Comerica Insurance Group, Inc.	Michigan

Comerica Insurance Services, Inc.	Michigan

Comerica Insurance Services of Texas Incorporated (f/k/a CMA Insurance Services, Inc.)	Texas

Comerica International Corporation	USA

Comerica Investments, LLC	Delaware

Comerica Investment Services, Inc.	Michigan

Comerica Leasing Corporation (f/k/a CMCA Lease, Inc.)	Michigan

Comerica Management Company	Michigan

Comerica Merchant Services, Inc.	Delaware

Comerica Properties Corporation	Michigan

Comerica Securities, Inc.	Michigan

Comerica Ventures Incorporated (f/k/a Imperial Ventures, Inc.)	California

Comerica West Enterprises Incorporated	Delaware

Comerica West Financial Incorporated	Delaware

DFP Luxembourg S.A.	Luxembourg

Imperial Capital Trust I	Delaware

Interstate Select Insurance Services, Inc.	California

ROC Technologies Inc.	Delaware

SCFS Reverse Exchange, LLC (f/k/a NBF Reverse Exchange, LLC)	Delaware

Project Royalty, LLC	Delaware

FR Huntington Square, LLC	Delaware

Greenbrier Endeavor, LLC	Delaware

Royal Palm Holding, L.L.C.	Delaware

Hyatt Bethesda Hotel, LLC	Delaware

VRB Corp.	Michigan

VRB Catron Ranch Owner, LLC	Delaware

VRB Croftwood, LLC	Delaware

VRB Mesa Ranch Plaza, LLC	Delaware

VRB Rancho Encantado, LLC	Delaware

VRB Santa Paula Development, LLC	Delaware

VRB Sundance Village, LLC	Delaware

VRB Spanish Oaks, LLC	Delaware

VRB Wasco, LLC	Delaware

WAM Holdings, Inc.	Delaware

Munder UK, L.L.C.	Delaware

Wilson, Kemp & Associates, Inc.	Michigan

World Asset Management, Inc.	Delaware